Exhibit 5.1

[Buchalter Nemer Letterhead]

September 13, 2016

Heritage Commerce Corp

150 Almaden Boulevard

San Jose, California 94113

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 8,172,472 shares of common stock, no par value (“Securities”).  All of the shares of Common Stock are being registered on behalf of certain securityholders of the Company (the “selling securityholders”).

We are acting as counsel for the Company in connection with the registration for resale of the Securities. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon records of meetings of the Board of Directors of the Company and Committees thereof as provided to us by the Company, the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of California and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Securities, to be sold by the selling securityholders have been duly authorized and are validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/	BUCHALTER NEMER
A Professional Corporation